EXHIBIT 99.1

Hillenbrand, Inc.

CONTACT INFORMATION
Investor Relations, Hillenbrand, Inc.
Contact: Mark R. Lanning, Vice President, Investor Relations and Treasurer
Phone: 812-934-7256
Email: mrlanning@hillenbrand.com
Media
Contact: Victoria Gilbert, Manager, Corporate & Investor Communications
Phone: 812-931-5051
Email: victoria.gilbert@hillenbrand.com

Hillenbrand, Inc. Names Joe A. Raver President and Chief Operating Officer of Batesville Casket Company

BATESVILLE, Ind., May 7, 2008 /PRNewswire-FirstCall/ — Joe A. Raver, 42, will become the new president and chief operating officer of the Batesville Casket Company, a subsidiary of Hillenbrand, Inc. (NYSE: HI), effective June 15, 2008. In his new role, Raver will succeed Kenneth A. Camp, who was named president and chief executive officer of Hillenbrand, Inc. on April 1, 2008. Camp has served as president and CEO of Batesville Casket Company since May 2001.

Raver is currently vice president and general manager of the respiratory care division of Hill-Rom Holdings (NYSE: HRC), a leading global provider of medical equipment and services. He joined Hill-Rom in 2004 as vice president of strategy and shared services. Prior to joining Hill-Rom, Raver spent 10 years in a variety of leadership positions at Batesville Casket Company and Hillenbrand Industries, culminating in being named vice president of logistics at Batesville Casket in 2002. He holds a bachelor’s degree in economics from Dartmouth College and a master’s of business administration with honors from the Kellogg Graduate School of Management at Northwestern University.

“We are extremely pleased to have an executive of Joe’s caliber on the Hillenbrand, Inc. management team,” said Camp. “His successful track record, deep industry knowledge and past broad experiences will serve him well as he leads this division into the future. As I focus my attention on increasing shareholder value in our new publicly traded company, Hillenbrand, Inc., I have great confidence in Joe’s ability to lead the Batesville Casket team,” added Camp.

“Undoubtedly, this is the most exciting challenge I have had in my career. Batesville Casket is an iconic brand in the funeral service industry and I very much look forward to continuing to build on the great legacy that Ken and others have built over the years. I am also fortunate to be working with a strong management team that serves our customers with superior products and services,” said Raver. “I particularly look forward to working with Ken, his management team, and the board of Hillenbrand, Inc. as we focus on building shareholder value for the new public company.”

ABOUT HILLENBRAND, INC.

Hillenbrand, Inc. is the holding company for Batesville Casket Company, a leader in the North American death care industry through the manufacture, distribution, and sale of funeral service products to licensed funeral establishments. Batesville sells primarily burial caskets, but also provides cremation caskets, containers and urns, and selection room display fixturing for funeral establishments.

Batesville’s mission is to provide funeral directors with the highest quality products and services; in a phrase, “helping families honor the lives of those they love.” ®

www.hillenbrandinc.com

Certain statements in this release contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the future plans, objectives, beliefs, expectations, representations, and projections of Hillenbrand, Inc. (the “Company”). The Company has tried, wherever possible, to identify these forward looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms, other variations of them, or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward looking. It is important to note that forward looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward looking statements. Factors that could cause actual results to differ from forward looking statements include, but are not limited to: the antitrust litigation in which the Company is currently a defendant; the Company’s dependence on its relationships with several large national providers; continued fluctuations in mortality rates and increased cremations; ongoing involvement in claims, lawsuits, and governmental proceedings; failure of the Company’s announced strategic initiatives to achieve expected growth, efficiencies, or cost reductions; disruptions in the Company’s business or other adverse consequences resulting from the spin-off of the Company from Hillenbrand Industries, Inc.; competition from nontraditional sources in the funeral service business; increased costs or unavailability of raw materials; labor disruptions; the ability to retain executive officers and other key personnel; and certain tax-related matters. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward looking statements, see the discussions under the heading “Risk Factors” in the Information Statement dated March 17, 2008 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2008. The Company assumes no obligation to update or revise any forward looking statements.